Exhibit 99.1
Industry Canada	Industrie Canada
Corporations Canada 9th floor Jean Edmonds Towers South 365 Laurier Avenue West Ottawa, Ontairo K1A OC8	Corporations Canada 9e étage Tour Jean Edmonds sud 365, avenue Laurier ouest Ottawa (Ontario) K1A OC8

June 13, 2007 / le 13 juin 2007

ANGELA SCOTT
BLAKE, CASSELS & GRAYDON LLP
199 BAY ST
SUITE 2800
TORONTO ONTARIO
M5L 1A9

Re - Objet
Hub International Limited

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD DE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)) Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business

Your file - Votre référence

Our file - Notre référence
423923-7

Vous trouverez ci-inclus le document emis dans 1'affaire précitée

Un avis de l'émission de documents en vertu de la LCSA sera publié dans le Bulletin des sociétés canadiennes. Un avis de 1'émission de documents en vertu de la LCC sera publié dans le Bulletin des sociétés canadiennes et dans la Gazette du Canada

S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'A VERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ :

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)) Cette acceptation de responsabilité comprend 1'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise

Charles Bélanger

For the Director General, Corporations Canada	pour le Directeur général, Corporations Canada

Certificate of Arrangement	Certificat d'arrangement

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Hub International Limited	423923-7

Name of CBCA corporation(s) involved -Dénomination(s) de la (des) société(s) LCSA concernée(s)	Corporation number - Numéro de la société

I hereby certify that the arrangement set out in the attached articles of arrangement, involving the above-referenced corporation(s), has been effected under section 192 of the Canada Business Corporations Act

Je certifie que I'arrangement mentionné dans les clauses d'arrangement annexées, concernant la (les) société(s) susmentionnée(s), a pris effet en vertu de l'article 192 de la Loi canadienne sur les sociétés par actions

June 13, 2007 / le 13 juin 2007
Richard G. Shaw Director - Directeur	Date of Arrangement - Date de l'arrangement

Industry Canada	Industrie Canada	FORM 14.1	FORMULAIRE 14.1
Canada Business	Loi canadienne sur les	ARTICLES OF ARRANGEMENT	CLAUSES D'ARRANGEMENT
Corporations Act	sociétés par actions	(SECTION 192)	(ARTICLE 192)

1 --	Name of the applicant corporation(s) - Dénomination sociale de la(des) requérante(s)	2 --	Corporation No.(s) - N°(s) de la(des) société(s)

	Hub International Limited		4239237

3 --	Name of the corporation(s) the articles of which are amended, if applicable Dénomination sociale de la(des) société(s) dont les statuts sont modifiés, le cas échéant	4 --	Corporation No .(s) - N°(s) de la(des) société(s)
N/A
N/A

5 --	Name of the corporation(s) created by amalgamation, if applicable Dénomination sociale de la(des) société(s) issue(s) de la(des) fusion(s), le cas échéant	6 --	Corporation No.(s) - N°(s) de la(des) société(s)

	Hub International Limited		4435796

7 --	Name of the dissolved corporation(s), if applicable Dénomination sociale de la(des) société(s) dissoute(s), le cas échéant	8 --	Corporation No.(s) - N°(s) de la(des) société(s)

	N/A		N/A

9 --	Name of other corporations involved, if applicable Dénomination sociale des autres sociétés en cause, le cas échéant	10 --	Corporation No.(s) or Jurisdiction of Incorporation N°(s) de la(des) société(s)/ou loi sous le régime de laquelle elle est constitutée

See schedule A attached hereto.

11 --	In accordance with the order approving the arrangement - Conformément aux termes de l'ordonnance approuvant l'arrangement

a.	☐	The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement
Les statuts de la(des) société(s) susmentionnée(s) sont modifiés en conformité avec le plan d'arrangement ci-joint

		The name of	is changed to

		La dénomination sociale de	est modifiée pour

b.	☑	The following bodies corporate are amalgamated in accordance with the attached plan of arrangement
Les personnes morales suivantes sont fusionnées conformément au plan d'arrangement ci-joint

c.	☐	The above named corporation(s) is (are) liquidated and dissolved in accordance with the attached plan of arrangement
La(les) société(s) susmentionnée(s) est(sont) liquidée(s) et dissoute(s) conformément au plan d'arrangement ci-joint

d.	☑	The plan of arrangement attached hereto, involving the above named body(ies), corporate is hereby effected
Le plan d'arrangement ci-joint portant sur la(les) personne(s) morale(s) susmentionnée(s) prend effet

The corporations to be amalgamated are:
Hub International Limited (#4239237)
Hub International Partners Limited (#6787932)
Hub International Barton Limited (#6785379)
Hub International TOS Limited (#6785395)
6785506 Canada Ltd. (#6785506)
6785409 Canada Ltd. (#6785409)
For details regarding the amalgamated corporation, refer to SCHEDULE B attached hereto

Signature	Printed Name - Nom en lettres moulées	12 -- Capacity of - En qualité de	13 -- Tel. No. - N° de tél.

	W. KIRK JAMES	SECRETARY.	(312) 279-4881
FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

JUN 13 2007

SCHEDULE A
TO FORM 14.1, ARTICLES OF ARRANGEMENT

9 - Name of other corporations involved	Corporation Number or Jurisdiction of
Incorporation
Hub International Partners Limited	6787932
Hub International Barton Limited	6785379
Hub International TOS Limited	6785395
6785506 Canada Ltd.	6785506
6785409 Canada Ltd.	6785409
Maple Tree Acquisition Corporation	British Columbia

SCHEDULE B
TO FORM 14.1, ARTICLES OF ARRANGEMENT

1. The name of the amalgamated corporation is:

HUB INTERNATIONAL LIMITED

2. The province in Canada where the registered office will be situated is:

Ontario

3. The classes and any maximum number of shares that the corporation is authorized to issue:

An unlimited number of preference shares, issuable in series and an unlimited number of common shares

Sec Schedule B-l for the rights, restrictions and conditions attached to the preference and common shares.

4. Restrictions, if any, on share transfers:

There shall be no restrictions on the issue, transfer or ownership of shares

5. Number of directors:

Minimum 3 and Maximum 10

6. Restrictions, if any, on business the corporation may carry on:

None

SCHEDULE B-1

The rights, privileges, restrictions and conditions attached to the Preference Shares and Common Shares are as follows:

1     PREFERENCE SHARES

The Preference Shares, as a class, shall be designated as Preference Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1   Directors' Right to Issue in One or More Series

The Preference Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preference Shares of such series, the whole subject to the filing with the Director (as defined in the Canada Business Corporations Act (the "Act")) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2   Ranking of the Preference Shares

The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preference Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, are not paid in full in respect of any series of the Preference Shares, the Preference Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preference Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preference Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preference Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares.

1.3   Voting Rights

Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preference Shares that such series is entitled to vote, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation; provided, however, that the holders of the Preference Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation.

1.4   Amendment With Approval of Holders of Preference Shares

The rights, privileges, restrictions and conditions attached to the Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preference Shares given us hereinafter specified.

1.5   Approval of Holders of the Preference Shares

The approval of the holders of the Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preference Shares as a class or in respect of any other matter requiring the content of the holders of the Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preference Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preference Shares as a class, or at any joint meeting of the holders of two or more series of Preference Shares, each holder of Preference Shares entitled to vote thereat shall have one vote in respect of each Preference Share held.

2     COMMON SHARES

The holders of the Common Shares shall be entitled to vote at all meetings of shareholders of the Corporation except meetings at which only the holders of the Preference Shares as a class or the holders of one or more series of the Preference Shares are entitled to vote, and shall be entitled to one vote at all such meetings in respect of each Common Share held.

After payment to the holders of the Preference Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

PLAN OF ARRANGEMENT

Under Section 192 of the Canada Business Corporations Act

concerning

HUB INTERNATIONAL LIMITED

ARTICLE 1
INTERPRETATION

1.1 Definitions

For the purposes of this Plan of Arrangement, the following have the respective meanings set forth below:

"Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

"Arrangement" means the arrangement under the provisions of Section 192 of the CBCA on the terms and conditions set out in this Plan of Arrangement subject to any amendments or variations hereto made in accordance with Section 6.1 of this Plan of Arrangement or made at the direction of the Court in accordance with the Final Order with the consent of the Company and Parent;

"Arrangement Agreement" means the arrangement agreement between Hub International Limited and Maple Tree Acquisition Corporation entered into as of the 25th day of February, 2007;

"Arrangement Resolution" means the special resolution of the Company Shareholders approving the Plan of Arrangement, to be considered at the Company Meeting, substantially in the form and content of Exhibit A of the Arrangement Agreement;

"Articles of Arrangement" means the articles of arrangement of the Company in respect of the Arrangement, required by the CBCA to be filed with the Director after the Final Order is made in order for the Arrangement to become effective;

"Business Day" means any day other than the days on which banks in New York, New York or Toronto, Ontario are required or authorized to close;

"Cashed-out Option" means each Company Option that has not been duly exercised by a Holder of Company Options prior to the Effective Time;

"Cashed-out RSU" means each Company RSU with respect to which the vesting is accelerated regardless of its terms on account of the consummation of the transactions contemplated by, or pursuant to the terms of, the Arrangement and each vested Company RSU that has not been duly exchanged by the Holder thereof for a share and which will be exchanged for the right to receive solely a cash payment pursuant to the terms of the Arrangement;

"CBCA" means the Canada Business Corporations Act, as amended;

"Certificate of Arrangement" means the certificate of arrangement issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

"Code" means the United States Internal Revenue Code of l986, as amended, and the Treasury Regulations promulgated thereunder;

C-l

"Company" means Hub International Limited, a corporation existing under the CBCA, and the corporation resulting from the amalgamation referred to in Section 3.1 (e);

"Company Debt" means the Indebtedness identified on the certificate that will be provided to the Company at least 5 Business Days prior to the Effective Date (for purposes of the definition of "Company Debt", "Indebtedness" shall have the meaning as used in the Arrangement Agreement);

"Company Debt Payoff Loans" has the meaning ascribed to it in Section 3.1 (c);

"Company Meeting" has the meaning ascribed to it in the Arrangement Agreement;

"Company Options" means the options granted under the Company Stock Plans to purchase Shares that remain outstanding on the Effective Date;

"Company Proxy Statement" has the meaning ascribed to it in the Arrangement Agreement;

"Company Restricted Share" means any Share subject to the escrow provisions of an agreement between the Company and any other Person;

"Company RSU" means restricted share units granted pursuant to the Company Stock Plans;

"Company Securityholders" means Holders of Shares, Company Options and Company RSUs;

"Company Shareholders" means Holders of Shares;

"Company Stock Plans" means the Equity Incentive Plan, as amended, of the Company, the 2005 Equity Incentive Plan, as amended and restated, of the Company and/or the PLI Program, as amended, of the Company, as applicable, including all sub-plans adopted pursuant to any of the foregoing;

"Company Transaction Notice" means a notice in writing provided by Parent to the Company at least five (5) Business Days prior to the Effective Time specifying (i) the name of the designated Subsidiaries of the Company that shall be continued under the laws of Canada or one of the provinces pursuant to Section 3.1(a), (ii) the jurisdiction of formation of the Subsidiary and the manner in which the said Subsidiary shall acquire an interest in Hub International Limited Partnership pursuant to Section 3.1 (b), (iii) the name of the designated Subsidiaries of the Company that will amalgamate pursuant to Section 3.l(e), and (iv) as applicable, certain amendments to this Plan of Arrangement made pursuant to Section 6.l(d);

"Court" means the Superior Court of Justice (Ontario);

"Depositary" means a bank or trust company selected by Parent in its reasonable discretion and reasonably acceptable to the Company, which Depositary will perform the duties described in Section 4 pursuant to a depositary or paying agent agreement in form and substance reasonably acceptable to the parties;

"Debt Repayment Notice" means a notice in writing provided by Parent to the Company at least 5 Business Days prior to the Effective Time specifying (i) the portion of the Company Debt that the Company and/or one or more designated Subsidiaries of the Company shall repay pursuant to Section 3.l(d), (ii) the manner in which the Company and/or one or more designated Subsidiaries of the Company shall be funded for the repayment and (iii) certain other transactions with respect to the repayment of the Company Debt;

"Director" means the Director appointed under Section 26O of the CBCA;

"Dissent Rights" has the meaning ascribed to it in Section 5.1;

"Dissenting Shareholder" means any Company Shareholder who has properly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such Dissent Rights;

"Effective Date" means the date shown on the Certificate of Arrangement;

"Effective Time" means a time as specified in writing by Parent on the Effective Date;

"Eligible Company Shareholder" means a Qualifying Company Shareholder that is not a Non-Resident or Tax-Exempt from and as of the Holdco Alternative Deadline to and including the Effective Time;

"Final Order" means the final order of the Court approving the Arrangement as such order may be amended or varied by the Court at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal at the direction of the Court;

"Governmental Authority" means any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any national or government or political subdivision thereof, in each case, whether foreign or domestic and whether national supranational, federal, provincial, state, regional, local or municipal;

"Holdco" has the meaning ascribed to it in Section 3.2; "Holdco Agreement" has the meaning ascribed to it in Section 3.2;

"Holdco Alternative" means the set of transactions contemplated in Section 3.2;

"Holdco Alternative Deadline" means June 4, 2007;

"Holdco Shareholder" means the holder at the relevant time of the Holdco Shares;

"Holdco Shares" means all issued and outstanding shares of any particular Holdco;

"Holders" means (a) when used with reference to the Shares, the holders thereof shown from time to time in the register of holders of Shares maintained by or on behalf of the Company and, where the context so provides, includes joint holders of such Shares, (b) when used with reference to the Company Options, means the holders thereof shown from time to time in the register maintained by or on behalf of the Company in respect of Company Options, (c) when used with reference to the Company RSUs, means the holders thereof shown from time to time in the registers maintained by or on behalf of the Company in respect of the Company RSUs, and (d) when used with reference to the Holdco Shares, the holders thereof shown from time to time in the register of holders of Holdco Shares maintained by or on behalf of any Holdco;

"In-the-Money Amount" means, (i) for each Company Option, the difference, if any, between the Purchase Price and the per share exercise price of that Company Option as of the Effective Time and (ii) for each Replacement Option, the difference, if any, between the fair market value of each share issuable upon the exercise of such Replacement Option and the "per share" exercise price of that Replacement Option as of the Effective Time;

"Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement;

"ITA" means the Income Tax Act (Canada) and regulations made thereunder, as now in effect and as it may be amended from time to time;

"Letter of Transmittal" means the letter of transmittal for use by the Company Shareholders, in the form accompanying the Company Proxy Statement (which shall be reasonably acceptable to Parent), which shall specify that delivery shall be effected, and risk of loss and title to the Share certificates shall pass, only upon proper delivery of such certificates (or effective affidavits of loss in lieu thereof) to the Depositary and which shall be in such form and have such other customary provisions as Parent and the Company may reasonably specify and, in the case of a Holdco Shareholder, the Holdco Agreement;

"Non-Resident" means: (i) a person (within the meaning of the ITA but, for greater certainty, not including a partnership) who is not resident in Canada for the purposes of the ITA; or (ii) a partnership that is not a "Canadian partnership" as defined in the ITA;

"Option Payment Loan" has the meaning ascribed to it in Section 3.1(c);

"Parent" has the meaning ascribed to it in the Arrangement Agreement;

"Person" means any individual, corporation, company, limited liability company, partnership, association trust, joint venture or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof;

"Plan of Arrangement", '"hereof", "herein", "hereunder", and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or other portion hereof and includes any agreement or instrument supplementary or ancillary hereto;

"Purchase Price" has the meaning ascribed to it in Section 3.1(h);

"Qualifying Company Shareholder" means a Company Shareholder but, for greater certainty, does not include (i) a Dissenting Shareholder or (ii) Parent or any Affiliate of Parent;

"Replacement Options", if any, means options to acquire shares of Parent (or an Affiliate of Parent) granted in exchange for Company Options pursuant to a Rollover Agreement;

"Rollover Agreement" means a written agreement between Parent (or an Affiliate of Parent) and an officer or employee of the Company or its Subsidiaries, (i) pursuant to which (A) Parent (or an Affiliate of Parent) has agreed to accept, and such officer or employee has agreed to exchange, that number of the Shares held by such officer or employee stipulated in the agreement (if any) based on the value of such Shares equal to the Purchase Price, in exchange for equity of Parent (or an Affiliate of Parent) and $0.01, except that cash may be paid in lieu of issuing fractional shares and/or (B) such officer or employee has agreed to exchange that number of the Company Options held by such officer or employee stipulated in the agreement (if any) solely in exchange for Replacement Options having a term equal to the remaining term of the Company Option with respect to which such Replacement Option is issued and for which the total In -the-Money Amount of such Replacement Options shall, at the time of granting of such Replacement Options, equal (subject to rounding down to take into account fractional shares) the total In-the-Money Amount of the Company Options exchanged for such Replacement Options, provided that the Company may reduce the exercise price of the Replacement Options to the extent permitted by applicable law and/or (C) such officer or employee has agreed to invest all or a portion of the proceeds resulting from the payment, made to him/her pursuant to Section 3.1 (g) for the cancellation of his/her Cashed-out RSUs in exchange for equity of Parent (or an Affiliate of Parent); (ii) which has been entered into prior to the Effective Time but is to be completed as set out in Section 3.1 of this Plan of Arrangement; (iii) under which all conditions to closing (other than completion of the Arrangement) have been satisfied or waived as of the Effective Time; and (iv) which has not been terminated prior to the Effective Time;

"Rollover Options", if any, means Company Options which are to be exchanged for Replacement Options, if any, pursuant to a Rollover Agreement;

"Rollover Shares" means Shares which are to be received by Parent (or an Affiliate of Parent) pursuant to a Rollover Agreement;

"RSU Payment Loan" has the meaning ascribed to it in Section 3.1 (c);

"Securities Act" means the Securities Act (Ontario), as amended;

"Shares" means the common shares of the Company and includes the Company Restricted Shares; "Subsidiary", with respect to any Person, means any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than 50% of the equity interests of the second Person);

"Tax" and "Taxes" have the meanings ascribed thereto in the Arrangement Agreement; and

"Tax Exempt" means a holder of Shares that is exempt from tax under Part I of the ITA.

1.2 Headings and References

The division of this Plan of Arrangement into Articles and sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Articles and sections are to Articles and sections of this Plan of Arrangement.

1.3 Time Periods

Unless otherwise specified, time periods within, or following, which any payment is to be made, or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending, the period to the next Business Day following if the last day of the period is not a Business Day.

1.4 Currency

All sums of money which are referred to in this Plan of Arrangement are expressed, in United States currency unless otherwise specified.

1.5 Time

Unless otherwise indicated, all times expressed herein or in any Letter of Transmittal are to local time, Toronto, Ontario.

1.6 Construction

In this Plan of Arrangement:

(a) unless the context otherwise requires, words importing the singular include the plural and vice versa and words denoting any gender include all genders;

(b) the word "including" or "includes" shall mean "including (or includes) without limitation"; and

(c) any reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.

1.7 Governing Law

This Plan of Arrangement shall be governed by and construed in accordance with the CBCA, and the laws of the Province of Ontario and the laws of Canada applicable therein

ARTICLE 2
PURPOSE AND EFFECT OF THE PLAN OF ARRANGEMENT

2.1 Arrangement

This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of the Arrangement Agreement.

2.2 Effectiveness

This Plan of Arrangement, upon filing the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective and will be binding without any further authorization, act or formality on the part of the Court, the Director, Parent (or its Affiliates), the Company, the Company Securityholders, or the Holdco Shareholders from and after the Effective Time and, other than as expressly provided in Article 3, no portion of this Plan of Arrangement shall take effect with respect to any Person until the Effective Time.

ARTICLE 3
THE ARRANGEMENT

3.1 Arrangement

Pursuant to the Arrangement, the following transactions shall occur and shall be deemed to occur in the order in which they appear without any further act or formality (unless otherwise specified):

(a) Prior to the Effective Time, the Company will have continued certain designated Subsidiaries under the laws of Canada or one of the provinces as set out in the Company Transaction Notice.

(b) Following the formation of a new Subsidiary by the Company, on the Effective Time, such new Subsidiary shall acquire an interest in Hub International Limited Partnership, an existing indirect subsidiary of the Company, as set out in the Company Transaction Notice.

(c) Five (5) minutes following the second step contemplated in Section 3.1(b), Parent (or one or more of its Affiliates) will provide by wire transfer of immediately available funds (i) one or more loans (the "Company Debt Payoff Loans") to the Company (and/or one or more of its Subsidiaries) in an aggregate amount equal to the aggregate of all amounts required to repay and discharge the Company Debt in accordance with the Debt Repayment Notice, (ii) a loan to the Company (and/or one or more of its Subsidiaries) equal to the aggregate amount payable under Section 3.l(f) (the "Option Payment Loan") and (iii) a loan to the Company (and/or one or more of its Subsidiaries) equal to the aggregate amount payable under Section 3.l(g) (the "RSU Payment Loan").

The Company Debt Payoff Loans, the Option Payment Loan and the RSU Payment Loan will be evidenced by demand promissory notes issued by the Company (or the applicable Subsidiary of the Company) to the lender thereof.

(d) Five (5) minutes following the step contemplated in Section 3.1(c), the Company and/or one or more of its Subsidiaries (as the case may be) will repay in full all amounts required to repay and discharge the portion of the Company Debt as set out in the Debt Repayment Notice and will complete all of the other transactions set out in the Debt Repayment Notice.

(e) Five (5) minutes following the step contemplated in Section 3.l(d), the Company will amalgamate with one or more of designated Subsidiaries as set out in the Company Transaction Notice.

(f) The Company will provide notice to each holder of a Company Option at least 21 days in advance of the date of the Company Meeting that the Company Option exercise period has been shortened in connection with the Arrangement, and that, except with respect to Rollover Options, five (5) minutes following the step contemplated in Section 3.l(e), each Company Option that has not been exercised prior to the Effective Date will be cancelled by the Company in consideration for the right to receive a cash payment from the Company in an amount equal to the In-the-Money Amount of such Cashed-out Option (and, for greater certainty, the Company shall withhold any required withholding Taxes).

(g) The Company will provide notice to each holder of a Cashed-out RSU at least 21 days in advance of the date of the Company Meeting that the vesting of each Company RSU will be accelerated regardless of its terms and that each Cashed-out RSU will entitle such holder only to receive, regardless of its terms, the cash consideration as contemplated by the Arrangement Agreement and, contemporaneously with Section 3.1(f), each Cashed-out RSU will be cancelled in consideration for the right to receive a cash payment from the Company in the amount equal to the Purchase Price (and, for greater certainty, the Company shall withhold any required withholding Taxes).

(h) Five (5) minutes following the steps contemplated in Section 3.1(f) and Section 3.l(g), the outstanding Shares (excluding Rollover Shares) held by Qualifying Company Shareholders and the outstanding Holdco Shares held by Holdco Shareholders will be transferred by the Holders thereof to Parent without any further authorization, act or formality by such Holders, in exchange for cash calculated on the basis of $41.50 per Share held by such Qualifying Company Shareholder or held by such Holdcos, as applicable (the "Purchase Price") in accordance with Section 4.1, and Parent will be deemed to be the legal and beneficial owner thereof, free and clear of all liens, charges, claims and encumbrances.

(i) Contemporaneously with the step contemplated in Section 3.1(h), the outstanding Shares held by Dissenting Shareholders shall be deemed to be transferred by the Holders thereof to Parent without any further authorization, act or formality by such Holders, in consideration for the right to receive an amount determined and payable in accordance with Article 5 hereof, and the names of such Holders will be removed from the register of Holders, and Parent will be recorded as the registered Holder so transferred and will be deemed to be the legal and beneficial owner thereof, free and clear of all liens, charges, claims and encumbrances.

(j) Contemporaneously with the step contemplated in Section 3.1(h), the transactions contemplated by Sections (i)(A), and (i)(B) and (i)(C) of the definition of Rollover Agreement will occur.

3.2 Holdco Alternative

Subject to Section 3.3, a Company Shareholder shall be entitled to transfer its Shares to a newly-incorporated corporation and subsequently transfer the Holdco Shares directly or indirectly in accordance with Section 3.1(h) of this Plan of Arrangement provided that each of the following conditions are satisfied on and as of the Effective Time (each corporation as so described and in respect of which such conditions are so satisfied being a "Holdco");

(a) the Company Shareholder is an Eligible Company Shareholder;

(b) Holdco is incorporated as a Nova Scotia unlimited liability company ("NSULC") after April 1, 2007 and no later than June 4, 2007 (or incorporated under a Canadian federal or provincial corporate statute after April 1, 2007 and continued as a NSULC no later than June 4, 2007);

(c) the Eligible Company Shareholder elects on U.S. Internal Revenue Service Form 8832 to classify Holdco as an entity disregarded as separate from its sole owner, the Eligible Company Shareholder, effective as of the formation date of Holdco, and provides a copy of the filed election form to Parent prior to the Effective Date;

(d) the Eligible Company Shareholder transfers its Shares to Holdco solely in consideration for Holdco Shares;

(e) Holdco has no indebtedness or liabilities (other than to Parent and the Company under the terms of the Holdco Agreement) and owns no assets (other than the Shares);

(f) Holdco has not declared or paid any dividends or made any distributions or redemptions (other than dividends, distributions or redemptions authorized by Parent, acting reasonably);

(g) the Eligible Company Shareholder and, if required by Parent, any other person satisfactory to Parent, acting reasonably, indemnifies Parent, its Affiliates and the Company (and their respective directors, officers, employees, advisors, affiliates and agents) for any and all liabilities of Holdco (other than tax liabilities and related interest and penalties that arise if Holdco disposes of any of its property on or after the Effective Time) in a form satisfactory to Parent in its sole discretion, and such Eligible Company Shareholder and, if required by Parent, any other person satisfactory to Parent, acting reasonably, either has net assets as reflected on its audited financial statements for its most recently ended fiscal year which are satisfactory to Parent or provides Parent with security satisfactory to Parent in respect of such Eligible Company Shareholder's indemnification obligations as set out above. The term "liabilities" for these purposes includes any and all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including legal and other professional fees), interest, penalties and taxes suffered or incurred by Holdco;

(h) the entering into or implementation of the Holdco Alternative by the Eligible Company Shareholder will not result in any delay in completing any other transaction contemplated by this Plan of Arrangement;

(i) the Eligible Company Shareholder will be required to pay all of the reasonable out-of-pocket expenses incurred by Parent, Holdco and the Company in connection with the Holdco Alternative, including any reasonable costs associated with any due diligence relating to the Holdco Alternative conducted by Parent or the Company;

(j) at the Effective Time, but prior to giving effect to this Plan of Arrangement, Holdco has no issued shares outstanding other than the Holdco Shares and all such Holdco Shares are owned by only one Eligible Company Shareholder or by only one corporation all of the shares of which are owned by only one Eligible Company Shareholder;

(k) prior to the Effective Time, Holdco has never entered into any transaction (or conducted any business or operations or engaged in any activity or had any employees) other than those described herein or such other transactions as are necessary to facilitate those transactions described herein with Parent's consent, acting reasonably;

(l) the Eligible Company Shareholder shall prepare and file all income tax returns of Holdco in respect of the taxation year-end of Holdco ending on or immediately prior to the acquisition of the Holdco Shares by Parent subject to Parent's right to approve all such tax returns as to form and substance;

(m) the Eligible Company Shareholder provides the Company and Parent with copies of all documents necessary to effect the transactions contemplated in this Section 3.2 prior to June 4, 2007, which documents must be approved by both the Company and Parent in their sole discretion;

(n) the Eligible Company Shareholder and Holdco execute a holding company participation agreement in the form required by Parent, acting reasonably, providing for, among other things, the sale of the Holdco Shares to Parent and containing the terms and conditions, among others, set out in this Section 3.2 (the "Holdco Agreement"); and

(o) the Eligible Company Shareholder agrees that Parent, in its sole discretion, may commence voluntary liquidation, dissolution or amalgamation of Holdco at any time following the Effective Time.

3.3 Withdrawal of Holdco Alternative

Parent reserves the right to withdraw the Holdco Alternative if Parent determines that it is a "financial institution" within the meaning of subsection 142.2(1) of the ITA or if Parent has not been able to make a determination of such status and Parent determines that its status or inability to determine its status could result in any adverse consequences on Parent (or any Affiliate of Parent) or the Arrangement.

ARTICLE 4
PAYMENT

4.1 Delivery of Cash

At or before the Effective Time, Parent shall deposit or cause to be deposited with the Depositary, for the benefit of each Company Shareholder or Holdco Shareholder, as the case may be, the cash, in United States dollars, to which each such Company Shareholder or Holdco Shareholder is entitled pursuant to Section 3.l(h) upon the transfer of the Shares or Holdco Shares to Parent. Upon surrender by a Company Shareholder or Holdco Shareholder to the Depositary of a certificate which immediately prior to the Effective Time represented one or more Shares or Holdco Shares, together with a duly completed and executed Letter of Transmittal and any other documents reasonably requested by Parent and the Depositary (or, if such Shares or Holdco Shares are held in book–entry or other uncertificated form, upon the entry through a book–entry transfer agent of the surrender of such Shares or Holdco Shares on a book-entry account statement (it being understood that any references herein to "certificates" shall be deemed to include references to book–entry account statements relating to the ownership of Shares or Holdco Shares)), the Holder of such surrendered certificate(s) of Shares or Holdco Shares shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Company Shareholder or Holdco Shareholder, as soon as practicable after the Effective Time, a cheque issued by the Depositary (or other form of immediately available funds) representing that amount of cash which such Company Shareholder or Holdco Shareholder has the right to receive pursuant to Section 3.1, less any amounts withheld pursuant to Section 4.5. In addition, the Company shall deliver to each Holder of Cashed–out Options and Cashed-out RSUs, forthwith after the Effective Time, a cheque issued by the Company (or other form of immediately available funds) representing that amount of cash which such Holder of Cashed–out Options and Cashed-out RSUs has the right to receive, less any amounts withheld pursuant to Section 4.5. In the event of a transfer of ownership of Shares or Holdco Shares that is not registered in the transfer records of the Company or Holdco, a cheque representing the proper amount of cash (or other form of immediately available funds) may be delivered to the transferee if the certificate representing such Shares or Holdco Shares is surrendered to the Depositary, accompanied by a duly completed and executed Letter of Transmittal and all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate of Shares (excluding Rollover Shares) or Holdco Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender a cash payment in the manner contemplated by this Section 4.1, less any amounts withheld pursuant to Section 4.5. The provisions contained in the Rollover Agreement or the applicable Holdco Agreement prevail over this Section 4.1 with respect to the securities of the Company subject to such Rollover Agreement or the Holdco Shares subject to the applicable Holdco Agreement. Any portion of the amount deposited with the Depositary (including any interest and other income resulting from any investment of the Depositary with respect to such amount) that remains unclaimed by the Holders and other eligible Persons in accordance with this Article 4 following 180 days after the Effective Time shall be delivered to the Company, and any Holder who has not previously complied with this Article 4 shall thereafter look only to the Company for, and, subject to Section 4.4, the Company shall remain liable for, payment of such Holder's claim for payment under this Section 4.1.

4.2 Distributions with respect to Unsurrendered Certificates

No dividends or other distributions declared or made after the Effective Time with respect to Shares or Holdco Shares with a record date after the Effective Time shall be paid to the Holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Shares or Holdco Shares that were transferred pursuant to Section 3.1. At the time of such surrender of any such certificate, there shall be paid to the Holder of the certificates representing Shares or Holdco Shares, without interest, the amount of cash to which such Holder is entitled pursuant to Section 3.1.

4.3 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Shares that were transferred pursuant to Section 3.1 is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, a cheque (or other form of immediately available funds) for the cash amount, deliverable in accordance with such Holder's Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom cash is to be delivered shall, as a condition precedent to the payment thereof, give a bond satisfactory to Parent and the Company and their respective transfer agents in such sum as Parent and the Company may direct or otherwise indemnify Parent and the Company in a manner satisfactory to Parent and the Company against any claim that may be made against Parent or the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4 Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Shares or Holdco Shares that were transferred pursuant to Section 3.1, and not deposited, with all other instruments required by Section 4.1, on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of the Company or Holdco or for the receipt of cash. On such date, the cash to which the former Holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Parent. None of Parent, the Company or Holdco shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In addition, in the event of the surrender of a certificate of Shares or Holdco Shares that is not registered in the transfer records of the Company or Holdco under the name of the Person surrendering such certificate, the amount of cash to which the registered Holder is entitled pursuant to Section 3.1 shall be paid to such a transferee if' such certificate is presented to the Depositary and such certificate is duly endorsed or is accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes or any other Taxes required by reason of such payments being made in a name other than the registered Holder have been paid. If any amount of cash to which the registered Holder is entitled pursuant to Section 3.1 is to be delivered to a Person whose name is other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such delivery that the Person requesting such delivery shall pay any transfer or other Taxes required to be paid by reason of such delivery to a Person whose name is other than that of the Holder of the certificate surrendered or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable.

4.5 Withholding Rights

Parent, the Company or the Depositary shall be entitled to deduct and withhold from any consideration payable to any Holder of Shares, Holdco Shares, Company Options or Cashed-out RSUs pursuant to Section 3.1, such amounts as Parent the Company or the Depositary reasonably determines is required to deduct and withhold with respect to such payment under the ITA, the Code or any provision of federal, provincial, territorial, state, local or foreign tax laws, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 5
RIGHTS OF DISSENT

5.1 Rights of Dissent

Holders of Shares may exercise rights of dissent with respect to-such Shares pursuant to and in the manner set forth in section 190 of the CBCA as modified by the Interim Order and this Article 5 ("Dissent Rights") in connection with the Arrangement; provided that, notwithstanding Subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in Subsection 190(5) of the CBCA must be received by the Company not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Company Meeting–Holders of Shares who duly exercise such rights of dissent and who:

(a) are ultimately determined to be entitled to be paid fair value for their Shares shall be deemed to have transferred such Shares to Parent as of the time stipulated in Section 3.1(h), and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Holders not exercised their Dissent Rights; or

(b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Shares;

but in no case shall the Company, Parent or any other Person be required to recognize such holders as holders of Shares after the time stipulated in Section 3.1(h), and the name of such holders of Shares shall be deleted from the register of holders of Shares at the time stipulated in Section 3.1(h) and. Parent or its Affiliate shall be considered the holder of 100% of the Shares immediately following the completion of the transactions contemplated by Section 3.1.

ARTICLE 6
AMENDMENTS

6.1 Amendments

(a) The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date provided that any such amendment, modification, and/or supplement must be (i) set out in writing, (ii) approved by Parent, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court and (iv) communicated to Company Shareholders if and as required by the Court.

(b) Any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Company Meeting (provided that Parent shall have consented thereto) with or without any other prior notice or communication and, if so proposed and accepted by the Persons voting at the Company Meeting (other than as required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification and/or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to by each of the Company and Parent and (ii) if required by the Court, it is consented to by the Company Shareholders voting in the manner directed by the Court.

(d) Any amendment, modification and/or supplement to this Plan of Arrangement may be made prior to the Effective Date unilaterally by Parent pursuant to Section 9.5 of the Arrangement Agreement subject to compliance with the conditions set out in such Section 9.5.

(e) Any amendment, modification and/or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Parent, provided that it concerns a matter which, in the reasonable opinion of Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former Holder.

ARTICLE 7
FURTHER ASSURANCES

7.1 Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further authorization, act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.